EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC
Houston, TX

We hereby consent to the incorporation by reference in the Registration Statements of Vanguard Natural Resources, LLC (the “Company”) on Form S-3 (No. 333-159911, effective August 5, 2009 and No. 333-168177 effective August 16, 2010) and Form S-8 (No. 333-152448, effective July 22, 2008) of our report dated September 16, 2011, relating to the statement of revenues and direct operating expenses of the properties acquired from a private seller for the year ended December 31, 2010, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Houston, TX
September 16, 2011